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                                                                    Exhibit 99.1

For:                                            From:
A.C. Moore Arts & Crafts, Inc.                  Gregory FCA Communications, Inc.
Leslie Gordon                                   For More Information Contact:
Chief Financial Officer                         Mary Borneman
(856) 228-6700                                  (610) 649-3604


For Immediate Release

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               A.C. Moore Reports First Quarter Earnings of $0.02

                   Company Meets Consensus Earnings Estimates

Blackwood, New Jersey, April 17, 2003 - A.C. Moore Arts & Crafts, Inc. (Nasdaq:
ACMR) sales for the first quarter ended March 31, 2003, grew to $92.0 million, an increase of 7% over sales of $85.9 million during the first quarter of 2002. Same store sales decreased by 2%. Net income for the quarter was $420,000 or $0.02 per fully diluted share.

Jack Parker, Chief Executive Officer, stated, "We knew the first quarter of 2003 would be a challenge for us since we were up against a 14% comp store increase in 2002. We were impacted by both the weather and consumer uncertainty. Although we were not satisfied with the results this quarter, we are pleased with the significant progress we have made in our merchandising efforts. During this period, six main categories were re-plan-o-grammed with new and exciting merchandise offerings. We will continue this process throughout the next four months with eight additional categories to be re-set. This will put us in a very strong position for the third and fourth quarters. We remain confident that we will meet our earnings projection for the year 2003 of $0.84 to $0.88 per share based on anticipated comparable store sales growth in the range of 3% to 5%."

Investors will have the opportunity to listen to the earnings conference call today at 11:00 a.m. EDT over the Internet at A.C. Moore's web site, http://www.acmoore.com. On the Company's homepage, click on "Investor Relations" and then "Corporate Profile." To listen to the live call, please go to the web site at least fifteen minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will remain available for 30 days.

A.C. Moore operates arts and crafts stores that offer a vast assortment of traditional and contemporary arts and crafts merchandise for a wide range of customers. The Company operates 73 stores in the eastern United States.

                                      # # #

This press release contains statements that are forward-looking within the meaning of applicable federal securities laws and are based on A.C. Moore's current expectations and assumptions as of this date. The Company undertakes no obligation to update or revise any forward-looking statement whether the result of new developments or otherwise. These statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. Factors that could cause actual results to differ from those anticipated include, but are not limited to, customer demand and trends in the arts and crafts industry, related inventory risks due to shifts in customer demand, the effect of economic conditions, the impact of adverse weather conditions, the impact of competitors' locations or pricing, the availability of acceptable real estate locations for new stores, difficulties with respect to new system technologies, supply constraints or difficulties, the effectiveness of advertising strategies, the impact of the threat of terrorist attacks and war, and other risks detailed in the Company's Securities and Exchange Commission filings.



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                         A.C. MOORE ARTS & CRAFTS, INC.
                           CONSOLIDATED BALANCE SHEETS
                             (dollars in thousands)
                                   (unaudited)


                                                                                             March 31,
                                                                                 -------------------------------
                                                                                     2003             2002
                                                                                 --------------  ---------------

                   ASSETS

Current assets:
  Cash and cash equivalents                                                         $   54,449     $     54,231
  Inventories                                                                          108,997           87,858
  Prepaid expenses and other current assets                                              3,022            1,594
                                                                                 --------------  ---------------
                                                                                       166,468          143,683

Marketable securities                                                                    1,461                -
Property and equipment, net                                                             28,827           25,890
Other assets                                                                             1,841              813
                                                                                 --------------  ---------------
                                                                                    $  198,597     $    170,386
                                                                                 ==============  ===============

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Current portion of equipment leases                                               $    1,342      $     1,329
  Trade accounts payable                                                                32,143           24,233
  Other current liabilities                                                             10,900            9,166
                                                                                 --------------  ---------------
                                                                                        44,385           34,728
                                                                                 --------------  ---------------
Long-term liabilities:
  Deferred tax liability                                                                 5,150            3,425
  Other long-term liabilities                                                            4,280            4,912
                                                                                 --------------  ---------------
                                                                                         9,430            8,337
                                                                                 --------------  ---------------
                                                                                        53,815           43,065
                                                                                 --------------  ---------------

Shareholders' Equity                                                                   144,782          127,321
                                                                                 --------------  ---------------
                                                                                    $  198,597     $    170,386
                                                                                 ==============  ===============


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                         A.C. MOORE ARTS & CRAFTS, INC.
                        CONSOLIDATED STATEMENT OF INCOME
                  (dollars in thousands, except per share data)
                                   (unaudited)


                                                                       Three months ended
                                                                            March 31
                                                                 -------------------------------
                                                                     2003              2002
                                                                 -------------     -------------
Net sales                                                          $   91,952        $   85,853
Cost of sales                                                          58,417            54,162
                                                                 -------------     -------------
Gross Margin                                                           33,535            31,691
Selling, general and administrative expenses                           32,585            29,586
Store pre-opening expenses                                                379               654
                                                                 -------------     -------------
Income from operations                                                    571             1,451
     Net interest (income) expense                                      (109)                11
                                                                 -------------     -------------
Income before income taxes                                                680             1,440
     Provision for income taxes                                           260               565
                                                                 -------------     -------------
Net income                                                           $    420          $    875
                                                                 =============     =============

Basic net income per share                                          $    0.02         $    0.06
                                                                 =============     =============

Diluted net income per share                                        $    0.02         $    0.05
                                                                 =============     =============

Weighted average shares outstanding                                18,834,421        15,866,002
                                                                 =============     =============

Weighted average shares outstanding
     plus impact of stock options                                  19,603,345        16,936,204
                                                                 =============     =============
